Exhibit 99.1

Solana Company (NASDAQ: HSDT) Announces Pricing of $15 Million Registered Direct Offering with a Global Institutional Investor

Philadelphia, PA - September 30, 2026 - Solana Company (NASDAQ: HSDT) (the “Company” or “HSDT”), a publicly listed digital asset treasury, infrastructure, and services company providing institutional access to the Solana ecosystem, today announced that it has entered into a securities purchase agreement with a single institutional investor. The agreement provides for the purchase and sale of an aggregate of 4,369,356 shares of Class A common stock at a purchase price of $3.433 per share (the “Purchased Shares”) with accompanying warrants to purchase up to 4,369,356 shares of Class A common stock at an exercise price of $3.776 per share (the “Common Warrants”). The Purchased shares were priced at a 5% premium to Net Asset Value (“NAV”) per share and the Common Warrants exercise price was set at a 10% premium to NAV per share. As of September 24, 2026, the Company and its subsidiaries collectively held 2.3 million SOL and $2.3 million of cash and stablecoin holdings, for a total NAV of $278 million based on a SOL price of $119.

The gross proceeds to the Company from the offering are expected to be approximately $15 million, before deducting placement agent’s fees and other offering expenses. The Company intends to use the expected proceeds from the offering to support growth in Solana per share, which includes opportunistically buying back stock based on the Company’s authorized stock buyback program and, to the extent the Company determines it is attractive to shareholders, acquiring Solana to grow the treasury, along with working capital and general corporate purposes, business expansion and other strategic initiatives.

Clear Street served as exclusive placement agent on the offering. The offering is expected to close on or about October 1, 2026, subject to satisfaction of customary closing conditions.

The Class A common stock and warrants being offered in the registered direct offering described above are being offered and sold by the Company in a registered direct offering pursuant to a “shelf” registration statement on Form S-3 (File No. 333-290429), as amended, that became effective on April 8, 2026. The offering of the securities in the registered direct offering is being made only by means of a base prospectus and prospectus supplement that forms a part of the effective registration statement. A final prospectus supplement and the accompanying base prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying base prospectus, when available, may also be obtained, when available, from the Company at 1650 Market Street, Suite 3600, PMB 17139084, Philadelphia, Pennsylvania, by phone at (267) 207-2717 or e-mail at ir@solanacompany.co.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Solana Company

Solana Company (Nasdaq: HSDT) is a publicly listed digital asset treasury and infrastructure company purpose-built to maximize SOL per share. The company combines active treasury management, institutional-grade staking and validator operations with bespoke advisory services for financial institutions navigating blockchain adoption. Solana Company executes a self-reinforcing flywheel designed to compound value with every turn. The Company's mission is to put more SOL behind every share, bridging public capital markets with the most commercially viable blockchain for institutions and financial applications. Visit https://www.solanacompany.co/ for more information.
Forward Looking Statements
This press release contains statements that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, the negative of such terms or other comparable terminology. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those expressed or implied by such statements. Forward-looking statements may include, among others, expected gross proceeds and closing date of the offering, statements in relation to the expected benefits and implementation of the Company’s digital asset treasury strategy, the build-out of the Company’s validator infrastructure and advisory businesses, the expected timing and amount of validator rewards, the conversion of the Company’s advisory and third-party staking pipelines, the expected benefits of the Company’s strategic partnerships and collaborations, and the Company’s future growth and operational progress.

These forward-looking statements are based on current expectations, estimates, assumptions, and projections, and involve known and unknown risks, uncertainties, and other factors, many of which are beyond the Company’s control, that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Important factors that may affect actual results include, among others, capital requirements to achieve the Company’s business objectives; expected benefits and implementation of the Company’s digital asset treasury strategy, validator infrastructure and advisory business, strategic partnerships and collaborations, expected staking, yield and broader opportunities across the Solana ecosystem; the Company’s expected token treasury growth; the impact on the Company of global macroeconomic conditions including risks related to logistics challenges, labor shortages, disruptions in the banking system and financial markets; high levels of inflation and high interest rates on the Company’s ability to operate its business and access capital markets; the success of the Company’s business plan; the Company’s operating costs and use of cash; the Company’s ability to achieve significant revenues; and other risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. These filings are available at www.sec.gov. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Media Contact
M Group Strategic Communications (on behalf of Solana Company)
solanaco@mgroupsc.com
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